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                                                                     Exhibit 5.3

April 30, 2007

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE: NORTH AMERICAN PALLADIUM LTD. (THE "CORPORATION")
    AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-10, DATED APRIL 30, 2007

In connection with the Corporation's Amendment No. 1 to Registration Statement on Form F-10, dated April 30, 2007, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United Sates Securities Act of 1933, as amended (the "Registration Statement"), I, Graham G. Clow, hereby consent to the use of my name in connection with references to my involvement in the preparation of the Corporation's open pit and underground reserve and resource estimate as at December 31, 2006 (the "Reserve and Resource Estimate") and to references to the Reserve and Resource Estimate, or portions thereof, which have been incorporated by reference in the Registration Statement.

I also certify that I have read the Registration Statement and I do not have any reason to believe that there are any misrepresentations in the information contained in it or documents incorporated therein by reference that are derived from the Reserve and Resource Estimate, or that are within my knowledge as a result of the services that I performed in connection with the preparation of the Reserve and Resource Estimate.

Yours truly,


/s/ Graham G. Clow
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Graham G. Clow